UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2024

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $571, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement and the Closing

On November 5, 2024, Zoomcar Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), in connection with a private placement offering (the “Offering”), pursuant to which the Company agreed to sell to such Investors an aggregate of 2,137,850 units at a price of $4.28 per unit for an aggregate investment of $9.15 million, $2.5 million of which was provided by one of the Company’s directors. Each unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), two Series A Warrants each to purchase one share of common stock (the “Series A Warrants”) and a Series B Warrant to purchase such number of shares of Common Stock, as determined on the Reset Date (as described below). Investors were provided with the option to have all or a portion of the shares of Common Stock issued pursuant to pre-funded warrants (the “Pre-Funded Warrants”) to the extent that the issuance of shares of Common Stock would cause any of such Investors to beneficially own more than 4.99% or 9.99% of the shares of Common Stock outstanding, at the option of the Investor. The Series A Warrants are exercisable for a period of five years from the date that they are initially exercisable, at an initial exercise price of $4.03 per share. The exercise price and the number of shares available for exercise pursuant to the Series A Warrants are subject to adjustment, as provided below. The Series B Warrants are exercisable until they are exercised, at an exercise price of $0.0001. The closing occurred on November 7, 2024 (the “Closing Date”). On the Closing Date, the Company issued to the Investors 1,302,850 shares of Common Stock and Pre-Funded Warrants to purchase 835,000 shares of Common Stock. Purchasers of Pre-Funded Warrants paid the per unit price of $4.28 less $0.0001 for each Pre-Funded Warrant purchased. The Company raised gross proceeds of $9.15 million and after the deduction of fees and expenses payable to the Placement Agent (defined hereafter) and other offering expenses, including legal fees payable to the Company’s and Placement Agent’s counsel, the net proceeds to the Company was $7.625 million. Proceeds were also used to repay $3.804 million of outstanding indebtedness to debt investors pursuant to an offering in June 2024. Further, $200,000 of the proceeds were held back in a separate escrow account for the payment of any indemnification liabilities suffered by the Placement Agent. After all of such deductions the Company retained net proceeds of $3.621 million.

The Securities Purchase Agreement contains representations, warranties and covenants of the Company and the Investors customary for this type of transaction. Additionally, the Company has agreed, subject to the Company’s right to raise additional capital currently contemplated in a private placement offering and certain other exceptions, (a) not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as such term is defined in the Securities Purchase Agreement) or (b) file any registration statement, without the consent of a majority-in-interest of the Investors, until 90 days after the later of (x) the earlier of (i) the date that the shares of Common Stock and the shares of Common Stock underlying the Pre-Funded Warrants on the Closing Date, and the maximum number of shares of Common Stock issuable under the Series B Warrants have become registered pursuant to an effective resale registration statement (the “Resale Registration Statement” and such date, the Resale Registration Effective Date”) and (ii) the date the securities can be sold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or (y) the date that the Company obtains the Stockholder Approval (described below) (the “Release Date”). The Company has also agreed not to conduct any variable rate transactions, without the consent of a majority-in-interest of the Investors, for a period of six months after the Closing Date.

Also, pursuant to the terms of the Securities Purchase Agreement, the Company is required to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) at the earliest practicable date after the issuance date, but in no event later than 60 days after the Closing Date for the purpose of obtaining stockholder approval (“Stockholder Approval”) for the exercisability of the Warrants and for certain of the provisions included therein, including, adjustments to the exercise price and number of shares issuable upon exercise of the Series A Warrants following a Dilutive Issuance (as defined herein) or Share Combination Event (as defined herein) or a reset adjustment under the Series A Warrants (as provided below) and a reset adjustment under the Series B Warrants (as provided below). If the Company does not obtain Stockholder Approval at the first meeting, the Company required to call a meeting every 60 days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained or the Series A Warrants and Series B Warrants are no longer outstanding. In the event that the Company is unable to obtain Stockholder Approval, the Warrants will not be exercisable and therefore will have no value.

The Series A Warrants and Series B Warrants

The Series A Warrants contain a reset adjustment occurring on the date that is the later of (a) ten trading days after Stockholder Approval or (b) the earliest of (i) the date which is ten consecutive trading days Resale Registration Effective Date or (ii) 12 months and ten trading days following the issuance date of the Series A Warrants (the “Reset Date”). The reset occurring on the Reset Date would occur if the price of the Common Stock, at such time, determined by a volume weighted average formula (the “VWAP Formula”) is less than the per unit purchase price on the Closing Date, and, if so, the exercise price would be reduced to such lower price and the number of shares exercisable would be increased so that the aggregate exercise price of the Series A Warrants would remain the same. For the purposes of determining the reset price, the VWAP Formula will be subject to a floor price of $0.806 (the “Post-Stockholder Approval Floor Price”).

The Series B Warrants are not initially exercisable for any shares of Common Stock, but also contain a reset adjustment on the Reset Date, depending on the price determined by the VWAP Formula, if it is less than the per unit purchase price on the Closing Date, then the maximum eligibility number of shares of Common Stock will be determined so that the sum of (a) the number of shares of Common Stock and/or shares of Common Stock underlying Pre-Funded Warrants issued on the Closing Date and (b) the number of Shares issued pursuant to the Series B Warrants on the Reset Date would equal the number of shares of Common Stock and/or Pre-Funded Warrants that would have been issued to the Investors on the Closing Date if the per unit purchase price had been the price determined pursuant to the VWAP Formula. For the purposes of determining the reset price, the VWAP Formula will be subject to the Post-Stockholder Approval Floor Price.

In addition, the Series A Warrants include a provision that resets the exercise price with a proportionate adjustment to the number of shares underlying the Series A Warrant in the event of a reverse split of the Company’s common stock at any time after the issuance date (a “Share Combination Event”). In the event of a Share Combination Event, the exercise price of the Series A Warrants will be reset to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) during the period commencing five trading days immediately after the date the Company effects a reverse stock split (the “Event Market Price”), provided that the adjustment to the exercise price shall not reduce the exercise price below the Post-Stockholder Approval Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occur prior to the Stockholder Approval being obtained and the reduction of the exercise price is limited to $4.03, which is the floor price prior to the Stockholder Approval, then once the Stockholder Approval is obtained, the exercise price will automatically be reduced to equal the greater of (a) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Stockholder Approval being obtained and (b) the Post-Stockholder Approval Floor Price.

The Series A Warrants are also subject to full ratchet anti-dilution protection for any issuances of Company securities (other than certain excluded issuances) at a price or effective price (as determined in accordance with the terms of the Series A Warrants, the “Dilutive Issuance Price”) that is less than the then current exercise price of the Series A Warrants following the issuance date (a “Dilutive Issuance”). In the event of a Dilutive Issuance, the exercise price of the Series A Warrants will be reduced to the lower of the Dilutive Issuance Price and the lowest VWAP during the five consecutive trading days commencing after the date of the Dilutive Issuance, in each case, subject to the Floor Price. Upon any adjustment pursuant to a Dilutive Issuance, the number of shares of Common Stock exercisable under the Series A Warrants would be increased so that the aggregate exercise price of the Series A Warrants would remain the same.

The Series A Warrants and the Series B Warrants are also subject to customary adjustments for stock dividends, stock splits, distributions and the like. If a Fundamental Transaction (as defined in the Series A Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Series A Warrants and Series B Warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of Company’s Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of such warrants following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder of Series A Warrants will have the right to require the Company or a successor entity to repurchase its warrants at the Black Scholes value by paying the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction; provided, however, that if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its Series A Warrants, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction.

A holder of Series A Warrants and Series B Warrants does not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company.

The Series A Warrants and the Series B Warrants contain a standard cashless exercise provision permitting the holder to exercise the Warrant on a cashless basis if the market price of the Company’s common stock at the time of exercise is in excess of the exercise price of the Warrant and there is not an effective resale registration statement available for the resale of the shares of Common Stock underlying such warrants.

Registration Rights Agreement

Pursuant to a registration rights agreement between the Company and the Investors (the “Registration Rights Agreement”), the Company is also obligated to file the Resale Registration Statement (which does not include the shares of Common Stock issuable upon exercise of the Series A Warrants) within 15 days after the Closing Date. Subject to certain exceptions, the Company is required to ensure that the Resale Registration Statement is declared effective within 45 days after the Closing Date (or, in the event of a full review by the Securities and Exchange Commission (the “Commission”), 60 days after the Date) and with respect to any additional registration statements which may be required to be filed pursuant to Registration Rights Agreement, 30 days following the date on which an additional registration statement is required to be filed er (or, in the event of a full review by the Commission, 45 days following the date such additional registration statement is required to be filed. Additionally, the Registration Rights Agreement provides the investors with certain “piggyback” registration rights to include shares of Common Stock not registered under an effective registration statement, including the shares of Common Stock issuable upon exercise of the Series A Warrants, in other registration statements filed by the Company, subject to certain exceptions.

Placement Agent

In connection with the Offering, the Company retained Aegis Capital Corp., pursuant to a Placement Agent Agreement (the “PAA”) to act as the placement agent (the “Placement Agent”). For acting as the placement agent, the Company agreed to pay the Placement Agent, subject to certain exceptions: (i) a cash fee equal to 10% of the aggregate gross proceeds raised by the Placement Agent in the Offering (5% with respect to certain Investors who are deemed “insiders,” (ii) a non-accountable expense allowance of up to 3% of the aggregate gross proceeds raised by the Placement Agent in the Offering (1.5% with respect to “insiders”), (iii) a five-year placement agent warrant to purchase 213,785 shares at an initial exercise price of $4.03 per share, subject to adjustment and (iv) Series A Placement Agent Warrants and Series B Placement Agent Warrants similar to the Series A Warrants and Series B Warrants issued to investors to purchase 10% of the number of shares Common Stock issuable to the Investors pursuant to exercise of the Series A Warrants and the Series B Warrants. The Company also agreed to pay a warrant solicitation fee of 5% of the proceeds received from the cash exercise of any Series A Warrants and agreed to reimburse the expenses of the Placement Agent’s counsel up to $200,000.

Also under the terms of the PAA, the Company has agreed for a period of 18 months after the Closing, unless it obtains the consent of the Placement Agent, subject to certain exceptions not to sell any equity securities or securities convertible in equity securities or file any registration statements relating thereto. The Company has also agreed, unless it obtains the consent of the Placement Agent, not to conduct any variable rate transactions until the later of (a) 18 months after the Closing Date and (b) the three month anniversary of the Release Date. The Company has also granted the Placement Agent a right of first refusal for a period of two years after the Closing Date, to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to any future financings. The Company has also agreed for a period of 18 months after the Closing Date to pay the Placement Agent tail fees similar to the fees provided for under the PAA, with respect to any investors that were introduced to the Company by the Placement Agent.

As a condition to providing the financing, the officers, directors and holders of 5% or more of the outstanding shares of the Company’s signed lock-up agreements (the “Lock-Up Agreements”) agreeing not to sell their shares of the Company’s Common Stock until 60 days after the Release Date, provided that the Company’s director who invested in the Offering is permitted to sell shares of Common Stock issued to him in connection with the Offering.

Private Placement Offering

None of the securities sold in the Offering have been registered under the Securities Act, and were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Registration Rights Agreement, the Placement Agent Agreement and the Lock-Up Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 10.2, 10.3 and 10.4, respectively to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01. Other Events

On November 7, 2024, the Company received notice from the Nasdaq Stock Market that the staff has determined that for 12 consecutive business days, from October 22, 2024, to November 6, 2024, the closing bid price of the Company’s Common Stock has been at $1.00 per share or greater and, accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), with respect to the minimum closing bid price of the Common Stock on the Nasdaq Global Market.

Item 9.01 Financial Statements and Exhibits.

 (c) Exhibits

Exhibit Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
10.1*	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Placement Agent Agreement
10.4	Form of Lock-Up Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2024	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Acting Chief Executive Officer